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                                                                  EXHIBIT 99.12


        [CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]










April 29, 2002


The Board of Directors
Comcast Corporation
1500 Market Street
Philadelphia, PA  19102-2148

Members of the Board of Directors:


We hereby consent to the inclusion of our opinion letter to the Board of Directors of Comcast Corporation ("Comcast"), dated December 19, 2001, as Annex I to the joint proxy statement/prospectus of Comcast and AT&T Corp. relating to the proposed combination of Comcast and AT&T Corp.'s broadband business and to references to our firm and such opinion letter in the joint proxy statement/prospectus and in Amendment No. 2 to Form S-4 of AT&T Comcast Corporation of which the joint proxy statement/prospectus is a part, under the captions "CHAPTER ONE - SUMMARY AND OVERVIEW OF THE TRANSACTIONS - SUMMARY - THE AT&T COMCAST TRANSACTION -- Opinions of Financial Advisors - Opinions of Comcast's Financial Advisors", "CHAPTER TWO - THE AT&T COMCAST TRANSACTION - Background of the AT&T Comcast Transaction", "CHAPTER TWO - THE AT&T COMCAST TRANSACTION - Comcast's Reasons for the AT&T COMCAST TRANSACTION" and "CHAPTER FOUR - OPINIONS OF FINANCIAL ADVISORS - OPINIONS OF COMCAST'S FINANCIAL ADVISORS". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are an expert with respect to any part of the Registration Statement on Amendment No. 2 to Form S-4 of AT&T Comcast Corporation in which the Joint Proxy Statement/Prospectus is included, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated